Exhibit 99.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“WATCHIT MEDIA, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “COTELLIGENT, INC.” UNDER THE NAME OF “WATCHIT MEDIA, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRD DAY OF NOVEMBER, A.D. 2005, AT 3:31 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]	/s/ HARRIET SMITH WINDSOR
Harriet Smith Windsor, Secretary of State

2536407 8100M	AUTHENTICATION: 4273843

050900589	DATE: 11-03-05

State of Delaware Secretary of State Division of Corporations Delivered 03:41 PM 11/03/2005 FILED 03:31 PM 11/03/2005 SRV 050900589 - 2536407 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

merging

WATCHIT MEDIA, INC.

(a Delaware corporation)

with and into

COTELLIGENT, INC.

(a Delaware corporation)

(PURSUANT TO SECTION 253 OF THE

GENERAL CORPORATION LAW OF DELAWARE)

COTELLIGENT, INC., a Delaware corporation (the “Corporation”), desires to merge with WATCHIT MEDIA, INC, a Delaware corporation (“Watchit”), pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the “Merger”), and hereby certifies as follows:

FIRST: The Corporation is a corporation of the State of Delaware.

SECOND: The Corporation is the owner of all of the outstanding shares of stock of Watchit Media, Inc., which is a corporation of the State of Delaware.

THIRD: The Corporation hereby merges Watchit Media, Inc. into the Corporation.

FOURTH: The following is a copy of the resolutions adopted on July 19, 2005 by the Board of Directors of the Corporation to merge Watchit into the Corporation.

RESOLVED, that the Corporation, which is the parent corporation and owner of all of the outstanding shares of Watchit, hereby merge Watchit with and into the Corporation, with the Corporation as the continuing and resulting corporation and the name of the surviving corporation shall be Watchit Media, Inc., and that such merger, be, and hereby is, authorized and approved in all respects; and further

RESOLVED, that the form, terms and provisions of the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware in connection with such merger (the “Merger Certificate”), a copy of which is attached hereto and ordered filed with the records of the Corporation, with such changes, additions or deletions to any or all of the terms and provisions thereof as any officer hereinafter authorized to execute and deliver such Merger Certificate on behalf of the Corporation may approve, the execution and delivery thereof to be conclusive evidence of such approval, be, and the same hereby is, together with the transaction contemplated therein, authorized, approved and adopted in all respects and such Merger Certificate as so executed and delivered be, and the same hereby is, authorized, and further

RESOLVED, that the officers of the Corporation be, and any one or more of them hereby are, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver the Merger Certificate, with such changes, additions or deletions to any or all of the terms and provisions thereof as such officer may approve, the execution and delivery thereof to be conclusive evidence of such approval and such execution and delivery be, and the same hereby is, authorized and approved; and to file the Merger Certificate with the Secretary of State of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer as of this 25 day of October, 2005.

COTELLIGENT, INC.

By:	/s/ JAMES R. LAVELLE
Name:	James R. Lavelle
Title:	Chairman and Chief Financial Officer